UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2010
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (605) 721-5220
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On January 29, 2010, National American University Holdings, Inc. (the “Company”) issued a press release to announce that on January 25, 2010, its Board of Directors declared a cash dividend in the amount of $0.0275 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on February 20, 2010.
The Board of Directors also declared a cash dividend in the amount of $0.11 per share for each share of the Company’s common stock issuable on an as converted basis of the Class A Stock as of the close of business on February 20, 2010.
These dividends will be payable on or about March 20, 2010. National American University Holdings, Inc., operates on a May 31st fiscal year.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release, dated January 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2010	NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
	By:	/s/ Ronald Shape
		Name:	Ronald Shape
		Title:	Chief Executive Officer